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                                                               Exhibit 10 (viii)

                [CHRYSALIS INTERNATIONAL CORPORATION LETTERHEAD]

                                January 20, 1999

Mr. Paul J. Schmitt
15 Bonnie Way
Allendale, NJ 07401

Dear Mr. Schmitt:

            Reference is hereby made to that certain letter agreement, dated June 2, 1995 (the "Letter Agreement"), between Chrysalis International Corporation (the "Company") and you regarding the terms of your employment with the Company. This letter hereby amends the Letter Agreement as follows:

            Subclause (a) of the second paragraph of the Letter Agreement is hereby amended and restated to read as follows:

            "(1) biweekly severance payments at the rate of your base salary at the time of termination for a period of 12 months regardless of your employment status; provided however, that if the merger contemplated by the Agreement and Plan of Merger, dated November 18, 1998, among the Company, Phoenix International Life Sciences Inc. and Phoenix Merger Sub. Corp. is consummated, a payment equal to the aggregate of one year's base salary in effect at the time of termination;"

            Subclause (d) of the second paragraph of Section 4 of the Letter Agreement is hereby amended and restated to read as follows:

            (4) Amendments to all stock options granted to you and that have not expired or terminated by their terms prior to the date your employment is terminated by the Company to provide that each such stock option shall be exercisable for a period commencing on the date of termination of employment by the Company and ending on the earlier to occur of (a) 18 months after the date of termination, or (b) (i) the tenth anniversary of the date of grant of such stock option if such stock option was not granted under the

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Mr. Paul J. Schmitt
January 20, 1999
Page 2

                  Company's 1988 Stock Option Plan or was not amended by the Compensation Committee of the Company's Board of Directors on November 15, 1998, or (ii) the date occurring ten years and two months after the date of grant of such stock option if such stock option was granted under the Company's 1988 Stock Option Plan and such option was amended by the Compensation Committee of the Company's Board of Directors on November 15, 1998.

            Please acknowledge your agreement to the terms of this letter by executing this letter in the space indicated below.

                                        Sincerely,


                                        /s/  Desmond H. O'Connell
                                        Desmond H. O'Connell

AGREED TO AND ACCEPTED

/s/ Paul J. Schmitt
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Paul J. Schmitt